Exhibit 4.6

EXECUTION VERSION

JOINDER AGREEMENT, dated as of November 27, 2018, made by each of the entities set forth on Schedule 1 (each an “Additional Guarantor” and collectively, the “Additional Guarantors”), in favor of (a) JPMorgan Chase Bank, N.A., as administrative agent (together with any successor and assign, the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties, (b) the Secured Parties and (c) the Security Agent (on behalf of and for the benefit of the Administrative Agent and the other Secured Parties, but solely in its role as representative of the Secured Parties in holding and enforcing the Collateral and the Security Documents). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, reference is made to that certain credit agreement, dated as of October 9, 2015 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”), among CSC Holdings, LLC (a successor by merger to Neptune Finco Corp.), a Delaware limited liability company (the “Borrower”), the Lenders party thereto (the “Lenders”), the Administrative Agent and the other parties thereto;

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantors) have entered into the Facility Guaranty, dated as of June 21, 2016 (as amended, supplemented replaced or otherwise modified from time to time, the “Facility Guaranty”) in favor of the (a) Administrative Agent for its own benefit and the benefit of the other Secured Parties, (b) the Secured Parties and (c) the Security Agent (on behalf of and for the benefit of the Administrative Agent and the other Secured Parties, but solely in its role as representative of the Secured Parties in holding and enforcing the Collateral and the Security Documents); and

WHEREAS, the Additional Guarantors have agreed to execute and deliver this Joinder Agreement in order to become a party to the Facility Guaranty;

NOW, THEREFORE, IT IS AGREED:

1.                                      Guaranty. By executing and delivering this Joinder Agreement, each Additional Guarantor, as provided in Section 15 of the Facility Guaranty, hereby becomes a party to the Facility Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. Each Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents to which such Guarantor is a party, in each case as they relate to such Guarantor, each of which is incorporated herein by reference, are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect), on and as of such earlier date, provided that each such reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 1, be deemed to be a reference to such Guarantor’s knowledge.

2.                                      GOVERNING LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR OTHER CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.                                      Successors and Assigns. This Joinder Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Guarantors may not assign, transfer or delegate any of their respective rights or obligations under this Joinder Agreement without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.

2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

A R H, LTD.
CABLE SYSTEMS, INC.
CEBRIDGE ACQUISITION, LLC
CEBRIDGE CONNECTIONS, INC.
CEBRIDGE CONNECTIONS FINANCE CORP.
CEBRIDGE CORPORATION
CEBRIDGE GENERAL, LLC
CEBRIDGE LIMITED, LLC
CEBRIDGE TELECOM CA, LLC
CEBRIDGE TELECOM GENERAL, LLC
CEBRIDGE TELECOM ID, LLC
CEBRIDGE TELECOM IN, LLC
CEBRIDGE TELECOM KS, LLC
CEBRIDGE TELECOM KY, LLC
CEBRIDGE TELECOM LA, LLC
CEBRIDGE TELECOM LIMITED, LLC
CEBRIDGE TELECOM MO, LLC
CEBRIDGE TELECOM MS, LLC
CEBRIDGE TELECOM NC, LLC
CEBRIDGE TELECOM NM, LLC
CEBRIDGE TELECOM OH, LLC
CEBRIDGE TELECOM OK, LLC
CEBRIDGE TELECOM TX, L.P.
CEBRIDGE TELECOM VA, LLC
CEBRIDGE TELECOM WV, LLC
CEQUEL III COMMUNICATIONS I, LLC
CEQUEL III COMMUNICATIONS II, LLC
CEQUEL COMMUNICATIONS II, LLC
CEQUEL COMMUNICATIONS III, LLC

each, as an Additional Guarantor

By:	/s/ Dexter Goei
Name: Dexter Goei
Title: President, Chief Executive Officer and
Director

CEQUEL COMMUNICATIONS ACCESS SERVICES, LLC
CLASSIC CABLE, INC.
CLASSIC CABLE OF LOUISIANA, L.L.C.
CLASSIC CABLE OF OKLAHOMA, INC.
CLASSIC COMMUNICATIONS, INC.
FRIENDSHIP CABLE OF ARKANSAS, INC.
FRIENDSHIP CABLE OF TEXAS, INC.
HORNELL TELEVISION SERVICE, INC.
KINGWOOD HOLDINGS LLC
MERCURY VOICE AND DATA, LLC
NPG CABLE, LLC
NPG DIGITAL PHONE, LLC
ORBIS1, L.L.C.
TCA COMMUNICATIONS, L.L.C.
UNIVERSAL CABLE HOLDINGS, INC.
W.K. COMMUNICATIONS, INC.
KINGWOOD SECURITY SERVICES, LLC
CEQUEL COMMUNICATIONS, LLC

each, as an Additional Guarantor

By:	/s/ Dexter Goei
Name: Dexter Goei
Title: President, Chief Executive Officer and
Director

CEBRIDGE ACQUISITION, L.P., as an Additional Guarantor
By: CEBRIDGE GENERAL, LLC, its sole
general partner

By:	/s/ Dexter Goei
Name: Dexter Goei
Title: President, Chief Executive Officer and
Director

5

SCHEDULE 1
Additional Guarantors

A-1	A R H, Ltd	A-32	Classic Cable of Louisiana, L.L.C.
A-2	Cable Systems, Inc.	A-33	Classic Cable of Oklahoma, Inc.
A-3	Cebridge Acquisition, L.P.	A-34	Classic Cable, Inc.
A-4	Cebridge Acquisition, LLC	A-35	Classic Communications, Inc.
A-5	Cebridge Connections Finance Corp.	A-36	Friendship Cable of Arkansas, Inc.
A-6	Cebridge Connections, Inc.	A-37	Friendship Cable of Texas, Inc.
A-7	Cebridge Corporation	A-38	Hornell Television Service, Inc.
A-8	Cebridge General, LLC	A-39	Kingwood Holdings LLC
A-9	Cebridge Limited, LLC	A-40	Kingwood Security Services, LLC
A-10	Cebridge Telecom CA, LLC	A-41	Mercury Voice and Data, LLC
A-11	Cebridge Telecom General, LLC	A-42	NPG Cable, LLC
A-12	Cebridge Telecom ID, LLC	A-43	NPG Digital Phone, LLC
A-13	Cebridge Telecom IN, LLC	A-44	ORBIS1, L.L.C.
A-14	Cebridge Telecom KS, LLC	A-45	TCA Communications, L.L.C.
A-15	Cebridge Telecom KY, LLC	A-46	Universal Cable Holdings, Inc.
A-16	Cebridge Telecom LA, LLC	A-47	W. K. Communications, Inc.
A-17	Cebridge Telecom Limited, LLC	A-48	Cequel Communications, LLC
A-18	Cebridge Telecom MO, LLC
A-19	Cebridge Telecom MS, LLC
A-20	Cebridge Telecom NC, LLC
A-21	Cebridge Telecom NM, LLC
A-22	Cebridge Telecom OH, LLC
A-23	Cebridge Telecom OK, LLC
A-24	Cebridge Telcom TX, L.P.
A-25	Cebridge Telecom VA, LLC
A-26	Cebridge Telecom WV, LLC
A-27	Cequel Communications Access Services, LLC
A-28	Cequel Communications II, LLC
A-29	Cequel Communications III, LLC
A-30	Cequel III Communications I, LLC
A-31	Cequel III Communications II, LLC